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                                                                          8(nn)

                       ADMINISTRATIVE SERVICES AGREEMENT

   MINNESOTA LIFE INSURANCE COMPANY (the "Company") and LEGG MASON INVESTOR SERVICES, LLC (the "Distributor") mutually agree to the arrangements set forth in this Administrative Services Agreement (the "Agreement").

   WHEREAS, the Distributor serves as the Distributor of shares of the Legg Mason Partners Variable Equity Trust, a Maryland Corporation (a "Fund"), an open-end management investment company organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended; and

   WHEREAS, the Company is the issuer of variable annuity contracts and variable life insurance policies (the "Contracts"); and

   WHEREAS, the Company has entered into a participation agreement, dated March 19, 2015 (the "Participation Agreement"), with the Fund, pursuant to which the Fund has agreed to make shares of certain of its portfolios, listed on Schedule A, as such Schedule may be amended from time to time (the "Portfolios"), available for purchase by one or more of the Company' separate accounts or divisions thereof (each, a "Separate Account") for Contract owners to allocate Contract value; and

   WHEREAS, the Company desires to provide certain administrative and recordkeeping services to Contract owners in connection with their allocation of Contract value and purchase payments to the Portfolios, which services will result in substantial savings to the Fund ("Administrative Services"); and

   WHEREAS, the Company desires to be compensated by the Distributor for providing such Administrative Services; and

   WHEREAS, the Distributor desires to retain the Company to provide such services and to compensate the Company for providing such services;

   NOW THEREFORE, the Parties agree as follows:

SECTION I - REPRESENTATIONS AND WARRANTIES

   (A) The Company represents and warrants that it is an insurance company licensed under the laws of the State of Minnesota.

   (B) The Distributor represents and warrants that it is duly registered as a broker-dealer under the Securities Act of 1934, as amended, and will remain duly registered under all applicable federal and state securities laws.

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SECTION II - ADMINISTRATIVE SERVICES; PAYMENTS

   (A) The Company shall perform all Administrative Services with respect to Contract owner values and the Company's assets from which investments in shares of the Portfolios are made, including, without limitation, the following services:

       (1) Maintaining separate records for each Contract owner, which shall reflect the Portfolio shares purchased and redeemed and Portfolio share balances attributable to such Contract owners. The Company will maintain an omnibus account with each Portfolio on behalf of Contract owners, and such accounts shall be in the name of the Company (or its nominee) as the record owner of Portfolio shares attributable to such Contract owners.

       (2) Disbursing to or crediting to the benefit of Contract owners all proceeds of redemptions of shares of the Portfolios in relation to Contract owner requests to redeem their Contract value and processing all dividends and other distributions reinvested in shares of the Portfolios.

       (3) Preparing and transmitting to Contract owners, as required by law, periodic statements showing allocations to sub-accounts investing in the Portfolios, purchases and redemptions of Portfolio shares and dividends and other distributions paid in relation to Contract owner transaction requests, and such other information as may be required, from time to time, by Contract owners.

       (4) Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the foregoing services for Contract owners.

       (5) Generating written confirmations to Contract owners, to the extent required by law.

       (6) Administering the distribution to existing Contract owners of Portfolio prospectuses, proxy materials, periodic reports to shareholders and other materials that the Portfolios provide to their shareholders.

       (7) Aggregating and transmitting purchase and redemption orders to the Portfolios on behalf of, or with respect to, Contract owners.

   (B) In consideration of the Company performing the Administrative Services, the Distributor agrees to pay or cause to be paid to the Company, quarterly, an administrative services fee at the annual rate provided in Schedule A of the average daily net assets of Portfolio shares held by the Company pursuant to the Participation Agreement. The Company agrees that it will not seek reimbursement for expenses for performing the Administrative Services under the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act (where applicable).

   (C) The payment to the Company shall be calculated by Company at the end of each calendar quarter and invoiced to the Distributor. The Distributor will pay the Company within 30 days after receipt of such invoice.

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   (D) The Company will furnish to the Distributor or their designees such information as the Distributor may reasonably request, and will otherwise cooperate with the Distributor in the preparation of reports to the Fund's Board of Directors concerning this Agreement, as well as any other reports or filing that may be required by law.

SECTION III - NATURE OF PAYMENTS FOR ADMINISTRATIVE SERVICES

The parties to this Agreement recognize and agree that the Distributor's payments to the Company are for administration services only and do not constitute payment in any manner for investment advisory services and are not otherwise related to investment advisory services or expenses. The amount of administration expense payments made by the Distributor to the Company pursuant to this Agreement are not intended to be\\,\\ and shall not be deemed to be, indicative of the Distributor's BONA FIDE profits from serving as distributor to the Fund or of the actual costs to the Company of providing administration services to the Fund.

SECTION IV - MAINTENANCE OF RECORDS

Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services described herein. Upon the reasonable request of the Distributor or the Fund, the Company will provide the Distributor, the Fund or the representative of either, copies of all such records.

SECTION V - TERM AND TERMINATION

   (A) This Agreement shall remain in full force and effect for a period of one year from the date hereof and shall be automatically renewed thereafter for successive one-year periods, unless otherwise terminated.

   (B) This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Company without penalty, upon sixty (60) days' prior written notice to the other party.

SECTION VI - AMENDMENT; ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the administrative services and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by the Parties hereto.

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SECTION VII - NOTICES

All notices and other communications to either the Company or the Distributor will be duly given if mailed, telegraphed or telecopied to the address set forth below, or at such other address as either party may provide in writing to the other party.

MINNESOTA LIFE INSURANCE COMPANY
400 Robert Street North
Saint Paul, MN 55101-2098
Facsimile: 651-665-3853
Attn: General Counsel - Law

       LEGG MASON INVESTOR SERVICES, INC.
       100 First Stamford Place 5/th/ Floor
       Stamford, CT, 06902
       Facsimile: 877-563-3019
       Attention: Business Implementation

SECTION VIII--MISCELLANEOUS

   (A) Successors and Assigns. This Agreement shall be binding upon the parties and their transferees, successors and permitted assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

   (B) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties, as well as the Fund, any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties, as well as the Fund.

   (C) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

   (D) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

   (E) Severability. This Agreement shall be severable as it applies to each Portfolio, and action on any matter shall be taken separately for each Portfolio affected by the matter. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

For the purpose of referring to this Agreement, the date of this Agreement shall be the date of acceptance by the Distributor.


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                                          MINNESOTA LIFE INSURANCE COMPANY

                                          By:     /s/ Daniel Kruse
                                                  ------------------------------
                                          Name:   Daniel Kruse
                                          Title:  Vice President and Actuary
                                          Date:   2/16/2015

                                          LEGG MASON INVESTOR SERVICES, LLC

                                          By:     /s/ Michael P. Matters
                                                  ------------------------------
                                          Name:   Michael P. Matters
                                          Title:  Director
                                          Date:   3/19/15

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                                  SCHEDULE A

LEGG MASON PARTNERS VARIABLE EQUITY TRUST               FEE
ClearBridge Variable Series of Portfolios Class I & II  25bps

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